Exhibit 1.1

TWO HARBORS INVESTMENT CORP.
30,000,000 Shares

Common Stock

UNDERWRITING AGREEMENT

October 25, 2021

UNDERWRITING AGREEMENT

October 25, 2021

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

Two Harbors Investment Corp., a Maryland corporation (the “Company”), agrees to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. (“Citigroup” and Credit Suisse Securities (USA) LLC (“CS”) are acting as representatives (the “Representatives”), 30,000,000 shares (the “Firm Securities”) of its common stock, par value $0.01 per share (“Common Stock”). The Company also proposes to issue and sell to the Underwriters, at the option of the Underwriters, not more than 4,500,000 additional shares of its Common Stock (the “Additional Securities”), upon the terms and conditions set forth in Section 1 hereof. The Firm Securities and the Additional Securities are hereinafter collectively sometimes referred to as the “Offered Securities.”

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-253606), as amended, including a base prospectus, with respect to the Offered Securities, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), which registration statement became effective upon filing under Rule 462(e) of the Securities Act. Promptly after execution and delivery of this Agreement (the “Agreement”), the Company will prepare and file a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Offered Securities and additional information concerning the Company and its business. The Company has furnished to the Representatives, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the base prospectus included as part of such registration statement, as supplemented by a preliminary Prospectus Supplement, and including the documents incorporated by reference in such base prospectus or preliminary Prospectus Supplement (each, a “Preliminary Prospectus”), relating to the Offered Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), collectively, are herein called the “Registration Statement.” The base prospectus, including all documents incorporated by reference therein, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430B under the Securities Act on or before the second Business Day (as defined below) following the date of this Agreement (or on such other day as the parties may mutually agree), is herein called the “Prospectus.” The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any Prospectus or Preliminary Prospectus delivered to the Underwriters for use in connection with the offering of the Offered Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

The Company and the Underwriters agree as follows:

1.            Purchase, Sale and Delivery.

(a)            Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Securities to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective numbers of Firm Securities set forth in Schedule A hereto opposite its name at a purchase price per share of $6.468 (the “Purchase Price”). The Company is advised by the Representatives that the Underwriters intend (i) to make a public offering of the Offered Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Securities upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine. In addition, the Company hereby grants to the Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, all or less than all of the Additional Securities at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Securities shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. This option may be exercised by the Representatives on behalf of the Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Each such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised and the date and time when Additional Securities are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that an additional time of purchase shall not be (i) earlier than the time of purchase (as defined below) or (ii) later than the tenth Business Day after the date on which the option shall have been exercised. The number of Additional Securities to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Securities (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares). As used herein “Business Day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading and commercial banks in the City of New York are open for business.

(b)            Payment of the purchase price for the Firm Securities shall be made to the Company by federal funds wire transfer on October 28, 2021 (unless another time shall be agreed to by the Representatives and the Company). The time at which any such payment and delivery are actually made is herein sometimes called the “time of purchase.” Delivery of the Firm Securities and Additional Securities shall be made through the facilities of the Depository Trust Company (“DTC”) and shall be in global form registered in the name of Cede & Co., as nominee for DTC, unless the Representatives shall otherwise instruct. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at least 24 hours prior to the time of purchase. Payment of the purchase price for the Additional Securities shall be made at each additional time of purchase in the same manner and at the same office as payment for the Firm Securities. The Additional Securities being purchased on each additional time of purchase or evidence of their issuance will be made available for checking at a reasonable time in advance of such additional time of purchase.

2.            Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time referred to in Section 2(d), as of the time of purchase and, if applicable, at each additional time of purchase that:

(a)            (i) At the time the Registration Statement was initially filed, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 of the Securities Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Offered Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

At the time the Registration Statement was initially filed, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(b)            The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on February 26, 2021 and any post-effective amendment thereto also became effective upon filing under Rule 462(e). The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or any post-effective amendment thereto, or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree. The Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act. Copies of the Registration Statement, the Preliminary Prospectus and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of each of the Registration Statement and of each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel (except for documents incorporated by reference that have otherwise been filed and are publicly available on EDGAR). The Company has not distributed any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, Issuer General Use Free Writing Prospectuses (as defined below) or any other materials, if any, permitted by the Securities Act.

(c)            Each part of the Registration Statement, and any post-effective amendment thereto, when such part became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase and, if applicable, at each additional time of purchase, conformed or will conform in all material respects with the requirements of the Securities Act. Each part of the Registration Statement, and any post-effective amendment thereto, when such part became effective and at each deemed effective date with respect to the Underwriters or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, any Preliminary Prospectus and any amendment or supplement thereto, at their respective times of issuance and at the time of purchase and, if applicable, at each additional time of purchase, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representatives on behalf of the Underwriters specifically for use in the preparation thereof.

(d)            As of the Applicable Time neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package and the Statutory Prospectus (as defined below) as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:10 P.M. (New York City time) on October 25, 2021, or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Offered Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(e)            The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Prospectus (as applicable), (i) at the time the Registration Statement became effective, (ii) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Offered Securities in this offering and (iii) at the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)             The financial statements, together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are accurate in all material respects and present fairly the financial condition of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, changes in financial position, stockholders’ equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) applied on a consistent basis. The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no financial statements that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act that are not included as required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)            The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; any significant deficiencies or material weaknesses in internal controls have been identified for the Company’s Chief Executive Officer and its Chief Financial Officer; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(h)            The Preliminary Prospectus was, and the Prospectus and the General Disclosure Package delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus, Prospectus and the General Disclosure Package, respectively, created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(i)             The Company has been duly formed and incorporated and is validly existing as a corporation and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”), and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

(j)             Each subsidiary of the Company (each a “Subsidiary,” and together the “Subsidiaries”) has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation or organization in good standing in all other jurisdictions in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock or membership interests of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or membership interests of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects (other than liens and encumbrances created by financing arrangements entered into in the ordinary course of business), and each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

(k)            Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its articles of incorporation or bylaws or operating agreement, as applicable or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound or affected, the effect of which breach or default under this clause (ii) could have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, constitute a default under or a Repayment Event (as defined below) under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, constitute a default under or a Repayment Event under), (i) any provision of the articles of incorporation or bylaws of the Company or operating agreement of any Subsidiary, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their assets or properties may be bound or affected, the effect of which could have a Material Adverse Effect or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(l)             As of the time of purchase and each additional time of purchase, as applicable, all of the issued and outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Offered Securities have been duly and validly authorized and, when issued and delivered and paid for in accordance with this Agreement on each time of purchase, such shares will be duly and validly issued and fully-paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; and will not have been issued in violation of any preemptive right under the General Corporation Law of the State of Maryland (the “MGCL”) or the articles of incorporation and bylaws of the Company.

(m)           This Agreement has been duly authorized, executed and delivered by the Company.

(n)            The capital stock of the Company, including the Offered Securities, conforms and will conform in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The certificates for the Offered Securities are in due and proper form and the holders of the Offered Securities will not be subject to personal liability by reason of being such holders.

(o)            The Offered Securities have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to Section 12 of the Exchange Act.

(p)            No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Offered Securities or the consummation by the Company of the transaction contemplated hereby other than (i) registration of the Offered Securities under the Securities Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters, and (iii) such approvals as are expected to be obtained in connection with the approval of the listing of the Offered Securities on the NYSE.

(q)            No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issue and sale of the Offered Securities to the Underwriters hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Offered Securities or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Offered Securities or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

(r)             Ernst & Young LLP (the “Accountants”), whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act.

(s)            The Company and the Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(t)             Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the disclosure set forth in (A) the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the heading “Our Business—Operating and Regulatory Structure,” and (B) in the General Disclosure Package and the Prospectus under the headings “Description of Capital Stock,” “Certain Provisions of the Maryland General Corporation Law and Two Harbors’ Charter and Bylaws,” “U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(u)            Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(v)            Except as disclosed in the General Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than dividends declared in the ordinary course of business, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Subsidiaries, (iv) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus and (v) there has not been any obligation, direct or contingent, which is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business.

(w)           Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period set forth in Section 3(j) hereto.

(x)             Neither the Company nor any of the Subsidiaries (i) have failed to pay any dividend or sinking fund installment on preferred stock (except with respect to the delayed payment of the Company’s Series D and Series E first quarter 2020 preferred stock dividends as disclosed in the General Disclosure Package) or (ii) have defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company and the Subsidiaries, taken as a whole. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act, since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company.

(y)            Neither the Company nor any of the Subsidiaries nor any of their respective officers, directors and controlling Persons have, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Offered Securities, or (ii) (except pursuant to this Agreement) (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Offered Securities or (B) since April 19, 2021 paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than in connection with the Company’s sales of Common Stock pursuant to its “at the market” program and its public offering of shares of Common Stock that closed on July 14, 2021.

(z)             Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA.

(aa)          Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(bb)         As of the date of this Agreement, the Company has no plan or intention to materially alter its capital investment policy or investment allocation strategy, both as described in the General Disclosure Package and the Prospectus, and is in compliance with its stated capital investment policy and investment allocation strategy.

(cc)          Except as disclosed in the General Disclosure Package and the Prospectus, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Prospectus, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(dd)          Each of the Company and the Subsidiaries have filed all federal, state and foreign income and franchise tax returns and all other material tax returns required to be filed on or prior to the date hereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid taxes shown as due thereon (or that are otherwise due and payable including any interest, penalties and additions to tax that are due and payable) (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect or except as are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company nor any of the Subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company nor any of the Subsidiaries and which would reasonably be expected to have) a Material Adverse Effect. To the knowledge of the Company and each of the Subsidiaries, there are no tax returns of the Company or any Subsidiary that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

(ee)           The Company does not have any trademark, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property that is material to the present or proposed business activities of the Company as described in the General Disclosure Package and the Prospectus.

(ff)            Except as set forth in the General Disclosure Package and the Prospectus, the Company, the Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with the Sarbanes-Oxley Act and all applicable Exchange Rules (defined below). The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with all federal and state securities laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (iii) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (iv) access to assets is permitted only in accordance with management’s general or specific authorization; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules and regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and the rules (the “Exchange Rules”). The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, all federal and state securities laws, or any matter which, if determined adversely, would have a Material Adverse Effect. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)          The Company and each of the Subsidiaries is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Company or any of the Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has obtained directors’ and officer’s insurance in such amounts as is customary for companies engaged in the type of business conducted by the Company.

(hh)         Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ii)            No labor dispute exists between any officers or other key persons of the Company named in the General Disclosure Package and the Prospectus (each, a “Company Employee”) on the one hand and the Company on the other hand nor, to the knowledge of the Company, is such a labor dispute imminent that could have a Material Adverse Effect; and to the knowledge of the Company, no labor dispute exists between any employee of the Company on the one hand and the Company nor, to the knowledge of the Company, is such a labor dispute imminent that could have a Material Adverse Effect.

(jj)            The Company has not been notified that any Company Employee plans to terminate his or her employment with his or her employer. Neither the Company nor, to the best of the Company’s knowledge, any Company Employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company as described in the General Disclosure Package and the Prospectus.

(kk)          No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

(ll)            The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for its taxable year ended December 31, 2009. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operating in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in the Registration Statement, the General Disclosure Package and each Statutory Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. The Company will use its best efforts to continue to qualify as a REIT for its taxable year unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(mm)         All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, General Disclosure Package and each Statutory Prospectus are true, complete and correct in all material respects.

(nn)          Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Offered Securities, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo)          No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders or directors of the Company or any Subsidiary, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus which is not so described.

(pp)          Neither the Company nor any Subsidiary has, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any Subsidiary, or to or for any family member or affiliate of any director or executive officer of the Company or any Subsidiary.

(qq)          The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(rr)            Neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company or any of the Subsidiaries, is an individual or entity (“Covered Person”) that is, or is owned or controlled by a Covered Person that is:

 (i)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) nor

 (ii)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ss)        The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Covered Person:

 (i)            to fund or facilitate any activities or business of or with any Covered Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

 (ii)           in any other manner that will result in a violation of Sanctions by any Covered Person (including any Covered Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(tt)            The Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Covered Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu)          The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities.

(vv)          None of the Company nor any of the Subsidiaries or affiliates, nor any director, officer or employee of the Company, nor, to the Company’s knowledge, any Company Employee, any agent or representative of the Company or of any of the Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and the Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti- corruption laws, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ww)         The Company’s operating policies and investment guidelines described in the Registration Statement, the General Disclosure Package and each Preliminary Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(xx)           Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(yy)         All “non-GAAP financial measures” (as defined in the Rules and Regulations) included in the Registration Statement, the General Disclosure Package or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Rules and Regulations.

(zz)           No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 5(h) hereof.

3.            Certain Covenants of the Company. The Company hereby covenants and agrees with each of the Underwriters that:

(a)            The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Offered Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Offered Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities). The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b)            The Company will prepare the Prospectus in a form in compliance with Rule 430B and approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 A.M. (New York City time), on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(c)            During (a) the time in which a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act or (b) 180 days from the time of purchase or any additional time of purchase, as applicable, whichever is greater, the Company will advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to any filing of the Company under the Securities Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, (iv) the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction and (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. During (i) the time in which a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act or (ii) 180 days from the time of purchase or any additional time of purchase, as applicable, whichever is greater, the Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object in writing. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the time of purchase and, if applicable, from the time the Representatives give the Company notice of their intention to exercise the option set forth in Section 1 to purchase Additional Securities to each additional time of purchase, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object in writing.

(d)            During (i) the time in which a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act or (ii) 180 days from the time of purchase or any additional time of purchase, as applicable, whichever is greater, the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective under the Securities Act.

(e)            The Company will furnish to the Representatives, and upon request to each of the Underwriters, for a period of five years from the date of this Agreement (i) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (ii) such other information as the Representatives may reasonably request regarding the Company, in each case as soon as such communications, documents or information become available; provided that any materials described in clauses (i) — (ii) that are filed with the Commission and available through EDGAR shall be deemed automatically furnished without any further action by the Company.

(f)             The Company will advise the Representatives promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law. If within the time during which a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, the Representatives or counsel for the Underwriters, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company’s own expense, to the Underwriters and to dealers copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Offered Securities or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)            The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the Securities Act, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and will advise the Underwriters in writing when such statement has been made available.

(h)            The Company will apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(i)             Within the time during which a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act, the Company will furnish to the Representatives, not less than two Business Days before a filing with the Commission, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and during such period will file all such documents in a manner and within the time periods required by the Exchange Act.

(j)             Without the prior written consent of the Representatives, the Company will not: (i) sell, offer, contract to sell, pledge, register, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any Offered Securities, or any securities convertible into or exchangeable, exercisable or redeemable for Common Stock (the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for the sales to the Underwriters pursuant to this Agreement, during the period commencing on the date hereof and continuing for 45 days after the date hereof or such earlier date that the Representatives consents to in writing (the “Lock-Up Period”). For the avoidance of doubt, the Company may (i) grant Common Stock-based awards to the Company’s directors, officers and employees under its equity compensation plans, and (ii) issue and sell shares of Common Stock pursuant to its dividend reinvestment and direct share purchase plan.

(k)            The Company will complete all required filings with the NYSE and other necessary actions in order to cause the Offered Securities to be listed and admitted and authorized for trading on the NYSE within the time period specified in the Prospectus and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE.

(l)             On or after the date of this Agreement and prior to the first date of purchase, the Company will use its best efforts to list the Offered Securities for trading on the NYSE within the time period specified in the General Disclosure Package and the Prospectus.

(m)           The Company will maintain, at its expense, a registrar and transfer agent for the Offered Securities.

(n)            The Company will pay all expenses, fees and taxes (other than any fees and disbursements of counsel for the Underwriters, except as set forth under Section 4 hereof or (iv) or (v) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Offered Securities by the Company, (iii) the word processing and/or printing of this Agreement, any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, except that the lodging, airfare (except if the Company charters a flight in which case employees of the Underwriters ride on such charter without charge), and incidental expenses of employees of the Underwriters shall be the responsibility of the Underwriters, (v) the qualification of the Offered Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vi) listing of the Offered Securities on the NYSE and any registration thereof under the Exchange Act and the approval for book-entry transfer by DTC, (vii) the filing, if any, for review of the public offering of the Offered Securities by FINRA with such costs not to exceed $5,000, (viii) the performance of the Company’s other obligations hereunder and (ix) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered Securities made by the Underwriters caused by a breach of the representation contained in the first paragraph of Section 2(d).

(o)            The Company will not and will cause the Subsidiaries not to (i) directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, take any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Offered Securities, (ii) take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Offered Securities or (iii) prior to termination of the underwriting syndicate contemplated by this Agreement, sell, bid for, purchase or pay any Person (other than as contemplated by the provisions hereof) any compensation for soliciting purchases of the Offered Securities.

(p)            The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(q)            The Company’s proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

(r)             The Company will not be or become, and will cause each of the Subsidiaries not to be or become, at any time prior to the expiration of three years after the date of the Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(s)            The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Offered Securities as contemplated by the provisions hereof and the Prospectus.

(t)             The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(u)            The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(v)            The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(w)            If the third anniversary of the initial effective date of the Registration Statement occurs before all the Offered Securities have been sold by the Underwriters, the Company shall, prior to the third anniversary, file a new shelf registration statement and take any other action necessary to permit the public offering of the Offered Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission; provided, however, for the avoidance of doubt, this subsection (w) shall not apply unless the Representatives notify the Company that not all of the Offered Securities have been sold by the Underwriters at least 60 days prior to the third anniversary of the initial effective date of the Registration Statement.

(x)            On or prior to the date hereof, the Representatives shall have received a lock-up letter in the form of Exhibit F hereto from each of the Company and the Company’s directors and executive officers listed on Schedule C hereto.

4.              Reimbursement of Underwriter’s Expenses. If the Offered Securities are not delivered for any reason other than the termination of this Agreement pursuant to the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 3(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

5.              Conditions of Underwriter’s Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Applicable Time and at the time of purchase (and the several obligations of the Underwriters at each additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Applicable Time and at the time of purchase (unless previously waived) and at each additional time of purchase, as the case may be), the performance by the Company of their obligations hereunder and to the following additional conditions precedent:

(a)            The Company shall furnish to the Representatives, at the time of purchase or at each additional time of purchase, as the case may be, opinions of (i) Holland & Knight LLP, special regulatory counsel for the Company, (ii) Sidley Austin LLP, tax counsel for the Company, and (iii) Stinson LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or each additional time of purchase, as the case may be, and in form satisfactory to Ropes & Gray LLP, counsel for the Underwriters, substantially in the form of Exhibit A, Exhibit B and Exhibit C respectively, attached hereto.

(b)            The Representatives shall have received from the Accountants, letters dated, respectively, the date of this Agreement and the time of purchase and each additional time of purchase, as the case may be, and addressed to the Underwriters in the forms heretofore approved by the Representatives relating to the financial statements, including any pro forma financial statements of the Company and such other matters customarily covered by comfort letters issued in connection with a registered public offering.

In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary and (ii) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Offered Securities as contemplated by the Registration Statement and the Prospectus.

(c)            The Representatives shall have received at the time of purchase or at each additional time of purchase, as the case may be, an opinion of Ropes & Gray LLP, counsel for the Underwriters, dated the time of purchase or each additional time of purchase, as the case may be, in form and substance satisfactory to the Representative.

(d)            The Representatives shall have received a certificate, at the time of purchase or at each additional time of purchase, as the case may be, of the Chief Executive Officer and Chief Financial Officer of the Company, dated the time of purchase or each additional time of purchase, as the case may be, substantially in the form of Exhibit D, attached hereto.

(e)            No amendment or supplement to the Registration Statement or the Prospectus, including the documents deemed to be incorporated by reference therein, or Issuer Free Writing Prospectus shall be filed to which the Underwriters object in writing.

(f)             Prior to the time of purchase or each additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, and the General Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g)            All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the time of purchase or each additional time of purchase, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)). A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

(h)            Between the time of execution of this Agreement and the time of purchase or each additional time of purchase, as the case may be, (i) no material and adverse change, financial or otherwise (other than as referred to in the Registration Statement, and the Prospectus and the General Disclosure Package, in each case as of the Applicable Time), in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries, taken as a whole, shall occur or become known such as to make it, in the sole judgement of the Representatives, impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, and (ii) no transaction which is material and adverse to the Company or any of the Subsidiaries, taken as a whole, shall have been entered into by the Company or any Subsidiary.

(i)             The Company shall deliver to the Representatives a certificate, dated the date of this Agreement, signed by its Chief Financial Officer, substantially in the form of Exhibit E, attached hereto.

(j)             The Company will, at the time of purchase or each additional time of purchase, as the case may be, deliver to the Representatives a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before each additional time of purchase, as the case may be, and that the conditions set forth in subsections (f) and (h) of this Section 5 have been met.

(k)            FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)             Between the time of execution of this Agreement and the time of purchase or each additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act.

(m)           Subsequent to the execution and delivery of this Agreement and prior to the time of purchase, the Company shall have submitted an application to the NYSE to list the Offered Securities on the NYSE.

6.              Termination. The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the time of purchase or, if applicable, each additional time of purchase, (a) if any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (b) if any material and adverse change occurs (financial or otherwise), or any development involving a material and adverse change occurs (financial or otherwise) (in each case, other than as disclosed in, or incorporated by reference into, the Registration Statement, the General Disclosure Package, and the Prospectus as of the Applicable Time (exclusive of any supplement thereto)), in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in the sole judgment of the Representatives, make it impracticable to market the Offered Securities, (c) if (i) the United States shall have declared war in accordance with its constitutional processes or there has occurred an outbreak or escalation of hostilities or other national or international calamity or crisis or change or development in economic, political or other conditions the effect of which, or (ii) any material adverse change in the financial markets of the United States or the international financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, (d) if trading in any securities of the Company has been suspended or materially limited by the Commission or by the NYSE, or if trading generally on the NYSE has been suspended, materially limited (including an automatic halt in trading pursuant to market- decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other governmental authority, (e) if a banking moratorium shall have been declared by New York or United States authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (f) if there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act.

If the sale to the Underwriters of the Offered Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 2, 3(n), 4, 8 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Sections 8 and 9 hereof) or to one another hereunder.

7.               Increase in Underwriters’ Commitments. If any Underwriter shall default in its obligation under this Agreement to take up and pay for the Offered Securities to be purchased by it under this Agreement (other than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 6 hereof), the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Offered Securities which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Securities”). Absent the completion of such arrangements within such 36-hour period, (a) if the total number of Defaulted Securities does not exceed 10% of the total number of Offered Securities to be purchased at the time of purchase or each additional time of purchase, as the case may be, each non-defaulting Underwriter shall take up and pay for in addition to the number of Offered Securities agreed to be purchased by all such defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Defaulted Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Securities set opposite the names of such non-defaulting Underwriters in Schedule A; and (b) if the total number of Defaulted Securities exceeds 10% of such total number of Offered Securities to be purchased at the time of purchase or each additional time of purchase, as the case may be, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five Business Day period from the date of default for the purchase of such Defaulted Securities, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 2, 3(n), 4, 8, and 9 shall at all times be effective and shall survive such termination. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that they will not sell any Offered Securities hereunder unless all of the Offered Securities are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Company or the Representatives shall have the right to postpone the time of purchase or each additional time of purchase, as the case may be, for a period not exceeding seven Business Days from the date of substitution in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule A.

8.              Indemnification.

(a)             Indemnification of Underwriters. The Company agrees to indemnify and hold harmless the Underwriters, their affiliates, as such term is defined in Rule 501-(b) under the Securities Act (each, an “Affiliate”) and the person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto or any documents deemed to be incorporated by reference therein), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto or any documents deemed to be incorporated by reference therein), it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.

(b)            Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus: the information in the fourth, tenth and eleventh paragraphs and in the last sentence of the sixteenth paragraph under the caption “Underwriting.”

(c)            Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 8(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

9.              Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company, relative to the total compensation received by the Underwriters from the sale of Offered Securities on behalf of the Underwriters.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, the person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Underwriters’ Affiliates shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

10.            Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469, and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IB CM&A legal, Facsimile: (212) 325-4296, with a copy (which copy shall not constitute notice) to: Ropes & Gray LLP, Prudential Tower, 1211 Avenue of the Americas, New York, New York 10036, Attention: Paul Tropp, Esq, and if to the Company, shall be sufficient in all respects if delivered or sent to 1601 Utica Avenue South, Suite 900, St. Louis Park, Minnesota 55416, Attention: Rebecca Sandberg with a copy to: Stinson LLP, 50 South Sixth Street, Suite 2600, Minneapolis, Minnesota 55402 Attention: Stephen Quinlivan.

11.            Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.            Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Representatives or any indemnified party. Each of the Representatives and the Company waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13.            Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, and to the extent provided in Section 8 and 9 hereof the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14.            No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the purchase price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15.            Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

16.            Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (b) delivery of and payment for the Offered Securities.

17.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.            Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19.            Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

20.            Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

21.            U.S. Special Resolution Regime. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

TWO HARBORS INVESTMENT CORP.

By:	/s/Mary Riskey
Name:	Mary Riskey
Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first

above written, on behalf of themselves and

the other Underwriters named in Schedule A.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/Ian Wesson
Name:	Ian Wesson
Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first

above written, on behalf of themselves and

the other Underwriters named in Schedule A.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/Renos Savvides
Name:	Renos Savvides
Title:	Managing director

[Signature Page to Underwriting Agreement]

Schedule A

Underwriter	Number of Firm Securities To Be Purchased
Citigroup Global Markets Inc.	12,000,000
Credit Suisse Securities (USA) LLC	12,000,000
RBC Capital Markets, LLC	6,000,000

Total:	30,000,000

Sched. A-1

Schedule B

1.	Issuer General Use Free Writing Prospectus

None.

2.	Other Information Included in the General Disclosure Package

Shares Offered: 30,000,000

The initial public offering price per Offered Security shall be, as to each investor, the price paid by such investor

Sched. B-1

Schedule C

List of Persons and Entities Executing Lock-Up Agreements

E. Spencer Abraham

James J. Bender

Karen Hammond

Stephen G. Kasnet

W. Reid Sanders

James A. Stern

Hope W. Woodhouse

William Greenberg

Mary Riskey

Rebecca Sandberg

Sched. C-1